UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 26, 2010, CommScope, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cedar I Holding Company, Inc., a Delaware corporation (“Parent”), and Cedar I Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Carlyle Partners V, L.P. (“Carlyle”). The Merger Agreement was unanimously approved by the Company’s Board of Directors.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, (ii) the Company or any direct or indirect wholly owned subsidiary of the Company or (iii) stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $31.50 in cash (the “Per Share Merger Consideration”), without interest.

Consummation of the Merger is subject to customary conditions, including without limitation (i) the approval by the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the receipt of all required approvals or clearances from the European Commission and certain other applicable governmental antitrust entities, in each case, applicable to the Merger under applicable laws, or the applicable waiting period thereunder having been terminated or expired, and (iv) the absence of any law, order or injunction prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (x) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and (y) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers). In addition, the obligation of Parent to consummate the Merger is subject to the absence of any event, change or occurrence having occurred and continuing, from the date of the Merger Agreement to the effective time of the Merger, that has had or is reasonably likely to have a Company Material Adverse Effect (as defined in the Merger Agreement), excluding certain matters disclosed in reports filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement or contained in the confidential disclosure letter delivered by the Company to Parent.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the aggregate Per Share Merger Consideration and all related fees and expenses. Carlyle has (i) committed to capitalize Parent, at or prior to the Closing, with an aggregate equity contribution in an amount of $1.75 billion on the terms and subject to the conditions set forth in an equity commitment letter dated October 26, 2010 (the “Equity Commitment Letter”) and (ii) provided the Company with a limited guarantee in favor of the Company dated October 26, 2010 (the “Limited Guarantee”) guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

JPMorgan Chase Bank, N.A. (the “Lender”) has committed to provide a $400 million senior secured asset-based revolving credit facility and a $2.25 billion senior secured bridge credit facility, on the terms and subject to the conditions set forth in a debt commitment letter dated October 26, 2010 (the “Debt Commitment Letter”). J.P. Morgan Securities LLC will act as sole bookrunner and lead arranger for the debt financing. It is expected that at the consummation of the Merger, senior secured notes will be issued and sold pursuant to a high yield senior secured notes offering in lieu of a portion or all of the drawings under the senior secured bridge facility. The obligation of the Lender to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including without limitation (i) a condition that, since December 31, 2009, there has not been any Material Adverse Effect (defined in the Debt Commitment Letter in a manner substantially the same as the definition of “Company Material Adverse Effect” in the Merger Agreement); (ii) negotiation, execution and delivery of definitive documentation with respect to the appropriate loan documents consistent with the Debt Commitment Letter and specified documentation standards; (iii) the accuracy of certain specified representations and warranties in the loan documents; (iv) receipt of equity financing consistent with the Equity Commitment Letter; (v) consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers or consents thereof that are materially adverse to the Lender or the sole bookrunner without the consent of the sole bookrunner (such consent not to be unreasonably withheld, delayed or conditioned)) concurrently with the initial funding of the debt facilities; (vi)

delivery of certain customary closing documents (including, among others, a customary solvency certificate), specified items of collateral and certain Company financial statements; (vii) payment of applicable costs, fees and expenses; (viii) receipt of an offering memorandum with respect to the senior secured notes offering and a confidential information memorandum for each of the facilities and other customary marketing materials to be used for the purpose of syndication; and (ix) expiration of a 20 day marketing period following the delivery of such confidential information memorandum and marketing materials. If such 20 day period has not ended prior to December 23, 2010, then such period will not commence until January 4, 2011; if such period begins after January 4, 2011, it will be extended to a period of 25 days; and if such period has not ended prior to February 14, 2011, then such period will not commence until the Company has filed its Form 10-K with the SEC. The final termination date for the Debt Commitment Letter is the same as the termination date under the Merger Agreement, which is discussed below.

During the period beginning on October 26, 2010 and continuing until 11:59 p.m. on December 5, 2010 (the “Go-Shop Period”), the Company may initiate, solicit and encourage any alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals. Starting at 12:00 a.m. on December 6, 2010 (the “No Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. However, prior to approval of the Merger by the Company’s stockholders, the no-shop provision is subject to a customary “fiduciary-out” provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined is or could reasonably be expected to, if consummated, result in a transaction more favorable to the Company’s stockholders, from a financial point of view, than the transaction contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company entering into an alternative acquisition agreement with a person who submits an acquisition proposal prior to the end of the Go-Shop Period, or a change of Board recommendation in connection with such alternative proposal, the amount of the termination fee is $43.3 million. If the termination fee becomes payable under any other circumstances, the amount of the termination fee is $103.9 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $233.8 million under certain circumstances specified in the Merger Agreement.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) matters specifically disclosed in any reports filed by the Company with the SEC prior to the date of the Merger Agreement and (ii) confidential disclosures made to Parent and Merger Sub in the disclosure letter delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Credit Facility Amendment

On October 26, 2010, the Company entered into Amendment No. 3 (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of December 27, 2007, as amended prior to the date hereof (the “Credit Agreement”), among the Company, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and Amendment No. 1 (the “Security Agreement Amendment” and, together with the Credit Agreement Amendment, the “Amendment”) to the Security Agreement, dated as of December 27, 2007 (the “Security

Agreement”) made by the Borrower, the Guarantors and the Administrative Agent (each as defined in the Security Agreement). The Security Agreement Amendment excludes from the security package margin stock having an aggregate value at any time of up to $15,000,000 and authorizes the Administrative Agent to release its lien and security interest in the common shares of Hydrogenics Corporation owned by CommScope, Inc. of North Carolina, a wholly owned subsidiary of the Company. The Credit Agreement Amendment changes one prong of the “Change of Control” definition so that a Change of Control under that prong is triggered upon closing, rather than upon announcement, of a transaction that results in a controlling influence over the Company.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K that are other than historical facts are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws and include but are not limited to those statements relating to our announced transaction with Parent, business position, plans, outlook, revenues, earnings, margins and other financial items, restructuring plans, sales and earnings expectations, expected demand, cost and availability of key raw materials, internal and external production capacity and expansion, competitive pricing and relative market position. While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated. These forward-looking statements are identified by the use of certain terms and phrases including but not limited to “expect,” “believe,” “intend,” “goal,” “estimate,” “project,” “plans,” “anticipate,” “designed to,” “confident,” “think,” “scheduled,” “outlook,” “guidance,” “foreseeable future” and similar expressions.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, uncertainties as to the timing of the Merger; the possibility that competing offers will be made; the possibility that various closing conditions for the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; continued global economic weakness and uncertainties and disruption in the credit and financial markets; changes in cost and availability of key raw materials and the potential effect on customer pricing; delays or challenges related to removing, transporting or reinstalling equipment; the ability to retain qualified employees; customer demand for our products and the ability to maintain existing business alliances with key customers or distributors; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; concentration of sales among a limited number of customers or distributors; customer bankruptcy; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of our vertical integration activities; the possibility of further restructuring actions; possible future impairment charges for fixed or intangible assets, including goodwill; increased obligations under employee benefit plans; significant international operations and the impact of variability in foreign exchange rates; ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; substantial indebtedness and maintaining compliance with debt covenants; capital structure changes; income tax rate variability and ability to recover amounts recorded as value added tax receivables; changes in tax laws or regulations; product performance issues and associated warranty claims; ability to successfully implement major systems initiatives; realignment of global manufacturing capacity; cost of protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; adequacy and availability of insurance; costs and challenges of compliance with domestic and foreign environmental laws and the effects of climate change; fluctuations in interest rates; the ability to achieve expected sales growth and earnings goals; the outcome of pending and future litigations and proceedings; U.S. health care law changes; authoritative changes in generally accepted accounting principles by standard-setting bodies; political instability; regulatory changes affecting the Company or the industries it serves; and any statements of belief and any statements of assumptions underlying any of the foregoing. These and other factors are discussed in greater detail in Part I — Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2009, Part II — Item 1A to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and the proxy statement to be filed by the Company in connection with the Merger. The information contained in this Form 8-K represents our best judgment at the date of this report based on information currently available. However, we are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to CommScope, Inc., Attn: Secretary, 1100 CommScope Place SE, Hickory, North Carolina 28602, telephone: (828) 324-2200, or from the Company’s website, http://www.commscope.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 26, 2010, by and among CommScope, Inc., Cedar I Holding Company, Inc. and Cedar I Merger Sub, Inc.

10.1	Amendment No. 3, dated as of October 26, 2010, to the Credit Agreement, dated as of December 27, 2007, as amended prior to the date hereof, among the Company, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and Amendment No. 1 to the Security Agreement, dated as of December 27, 2007, made by the Borrower, the Guarantors and the Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: October 28, 2010

COMMSCOPE, INC.

By:	/s/ Jearld L. Leonhardt
	Name:	Jearld L. Leonhardt
	Title:	Executive Vice President and Chief
Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 26, 2010, by and among CommScope, Inc., Cedar I Holding Company, Inc. and Cedar I Merger Sub, Inc.

10.1	Amendment No. 3, dated as of October 26, 2010, to the Credit Agreement, dated as of December 27, 2007, as amended prior to the date hereof, among the Company, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and Amendment No. 1 to the Security Agreement, dated as of December 27, 2007, made by the Borrower, the Guarantors and the Administrative Agent